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                                                                     EXHIBIT 5.1

                                                              September 26, 2003

Kellogg Company
One Kellogg Square
Battle Creek, Michigan  49016-3599

         Re:     18,000,000 shares of common stock, $.25
                 par value, of Kellogg Company

Dear Sir or Madam:

         I refer to the Registration Statement on Form S-8 (the "Registration Statement") filed by Kellogg Company (the "Registrant") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an additional 18,000,000 shares of common stock, $.25 par value (the "Shares"), of the Registrant which may be issued pursuant to the Kellogg Company Savings and Investment Plan (the "Plan").

         I am familiar with the proceedings to date with respect to the Plan and the proposed issuance and sale of the Shares and have examined such records, documents and questions of law, and I am satisfied as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

         Based on the foregoing, I am of the opinion that:

         1. The Registrant is duly incorporated and validly existing under the laws of the State of Delaware.

         2. The Shares will be, as and when issued in accordance with the terms and conditions of the Plan against payment in full of the purchase price therefor, legally issued, fully paid and non-assessable under the Delaware General Corporation Law.

         I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares.

         I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                      Very truly yours,



                                                /s/ James Markey
                                      ------------------------------------------
                                      James Markey
                                      Vice President Chief Counsel - Securities
                                      and International, of Kellogg Company